EXECUTION COPY

      AMENDED AND RESTATED OMNIBUS FINANCING AGREEMENT dated as of September 29, 1995, among TRADING COVE ASSOCIATES, a Connecticut general partnership ("TCA"), SUN INTERNATIONAL HOTELS LIMITED, a Bahamian company ("Sun"), and WATERFORD GAMING, L.L.C., a Delaware limited liability company ("Waterford").

     WHEREAS, TCA was formed in order to assist the Mohegan Tribe of Indians of Connecticut (the "Tribe") in the development and management of a casino complex in Montville Connecticut (the "Casino Complex");

     WHEREAS, an affiliate of Sun and Waterford are each 50% partners in TCA, which partnership is governed by the Amended and Restated Partnership Agreement dated as of September 21, 1994, as further amended by the First Amendment thereto effective November 8, 1996 (as amended, the "Partnership Agreement");

     WHEREAS, capitalized terms used herein but not defined, shall have the meaning set forth in the Partnership Agreement;

     WHEREAS, TCA has entered into an Amended and Restated Gaming
Facility Management Agreement dated September 29, 1995, with the Tribe to develop and manage the Casino Complex and in connection therewith is entitled to receive certain management fees (the "TCA Management Fees');

     WHEREAS, the Partnership Agreement provides for the Partners thereof to provide certain services as subcontractors to TCA in order that TCA may fulfill its obligations under the Management Agreements;

     WHEREAS, TCA has determined that in addition to the services set forth in the Partnership Agreement, certain Partners or their affiliates will provide additional services as subcontractors to TCA in order to enable TCA to meet its obligations under the Management Agreements and will be compensated therefor; and

     WHEREAS, the Partners or their affiliates have entered into a Marketing Services Agreement, Completion Guarantee and Investment Banking and Financing Arrangement Fee Agreement, Management Services Agreement, Development Services Agreement and an Organizational and Administrative Services Agreement (collectively, the "Subcontract Agreements") and desire to set forth in this Agreement the priorities of the payments due under such subcontract agreements.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, TCA, Sun and Waterford agree as follows.

1. Priorities. The parties agree that payments required to be made by TCA pursuant to the Subcontract Agreements shall only be required to be paid from the TCA Management Fees, which payments shall be made only to the extent funds are available to do so and shall be prioritized as follows:

    (a) First, for the period ending on November 8, 1996, a maximum sum of $938,000 will be paid from the Management Services Fee for expenses incurred with respect to the Casino Complex through such date, and for the period commencing on November 9, 1996 and ending on September 30, 1997, and for each fiscal year for the Casino Complex thereafter, up to $2,000,000 per fiscal year for the Casino Complex of the Management Services Fee will be paid by TCA for expenses in accordance with that certain Letter Agreement dated October 19, 1996, among Sun Cove Ltd., Slavik Suites, Inc. ("Slavik"), and LMW Investments, Inc. ("LMW");

    (b) Second, to return capital contributions made by the Partners of TCA after September 29, 1995;

    (c) Third, to satisfy the obligations set forth in paragraphs
        (ii), (iii), and (iv) of Section 2 of the Completion Guarantee and Investment Banking and Financing Arrangement Fee Agreement dated as of September 29, 1995, between TCA and Sun (the "Financing Arrangement Agreement");

    (d) Fourth, to satisfy the obligations set forth in Section 3 and in paragraph (v) of Section 2 of the Financing Arrangement Agreement, on a pari passu basis;

    (e) Fifth, to satisfy the obligations set forth in paragraph (vi) of
        Section 2 of the Financing Arrangement Agreement;

    (f) Sixth, to return capital contributions made by the Partners of TCA before September 29, 1995;

    (g) Seventh, to pay the Development Services Fee as set forth in
        Section 4 of the Development Services Agreement dated as of September 29, 1995, between TCA and Sun International Management Limited, a subsidiary of Sun ("SIML");

    (h) Eighth, to pay the Management Services Fee (less the amounts paid pursuant to paragraph (a) above) as set forth in Sections 2 and 3 of the Management Services Agreement dated as of September 29, 1995, among TCA, SIML, Waterford, LMW and Slavik;

    (i) Ninth, to satisfy the obligations set forth in paragraph (i) of
        Section 2 of the Financing Arrangement Agreement;

    (j) Tenth, to make payments in an amount equal to state and federal tax obligations calculated and payable in accordance with Section
        3.03 a.(1) of the Partnership Agreement;

    (k) Eleventh, to pay the Organizational and Administrative Fee and the Marketing and Casino Operations Fee on a pari passu basis, as set forth in the Marketing Services Agreement dated as of February 6, 1995, between TCA, Sun Casino Management S.A. and Sun Cove Ltd., and the Organizational and Administrative Services Agreement dated as of February 6, 1995, among TCA, LMW, Slavik and RJH Development Corp.; and

    (l) Twelfth, to the distribution of Excess Cash as specified in
        Section 3.03a(3) of the Partnership Agreement.

2. Conflicts. If the provisions of this Agreement shall conflict with those of the Partnership Agreement or any of the Subcontract Agreements, then the provisions of this Agreement shall prevail.

3.   Notices.  All notices hereunder shall be deemed properly given upon
     (i) receipt by the addressee by personal delivery or facsimile transmission, (ii) two (2) business days after delivery by an overnight express delivery service for the next business day delivery, or
     (iii) if mailed, upon the first to occur of receipt or the expiration of five (5) business days after deposit in United States Postal Service certified mail, postage prepaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

          If to TCA:    Len Wolman
                        c/o LMW Investments, Inc.
                        914 Hartford Turnpike
                        P.O. Box 715
                        Waterford, CT 06385
                        Telecopy No. (860) 437-7752

          With Copy to: Honigman, Miller, Schwartz and Cohn
                        2290 First National Building
                        Detroit, MI 48226
                        Att'n:	Sheldon P. Winkelman, Esq.
                        Telecopy No. (313) 962-0176

          If to Sun:    Howard ("Butch") Kerzner
                        Sun International Hotels Limited
                        Executive Offices
                        Coral Towers
                        Paradise Island, The Bahamas
                        Telecopy No. (242) 363-4581

4. Amendments. This Agreement may be amended or modified only by written instrument executed by all of the parties hereto.

5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

6. Severability. If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any party or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

7. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

8. Further Assurances. The parties will execute and deliver such further instruments and undertake such further actions as may be required to carry out the intent and purposes of this Agreement.

9. Restated Agreement. This Agreement amends and restates in its entirety the Omnibus Financing Agreement dated as of September 21, 1995, between TCA and Sun, as amended by the First Amendment thereto made October 19, 1996.

10. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Omnibus Financing Agreement on September 10, 1997, to be effective as of the day and year first above written.

                                           TRADING COVE ASSOCIATES

                                           By:  SUN COVE, LTD.,

                                              By:/s/Howard Kerzner
                                                 Name:
                                                 Title:

                                           By:  WATERFORD GAMING, L.L.C.,

                                              By:/s/Len Wolman
                                                 Name:
                                                 Title:

                                           SUN INTERNATIONAL HOTELS
                                            LIMITED,
                                              By:/s/Charles Adamo
                                                 Name:
                                                 Title:

                                           WATERFORD GAMING, L.L.C.,
                                              By:/s/Len Wolman
                                                 Name:
                                                 Title: